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                                                                   EXHIBIT 10.42

January 30, 2001

Alfred West
1657 49th Street
Brooklyn, NY 11204

Dear Mr. West:

         The purpose of this letter is to set forth the agreement between you and Viatel, Inc. ("Parent") and its subsidiaries and any of their predecessors including without limitation, Destia Communications, Inc. (collectively hereinafter referred to as "Viatel") regarding your resignation from Parent as a director, officer and employee and as a director or officer of any subsidiary of Parent. This Agreement supersedes prior agreements among the parties, including
(i) the Employment Agreement dated as of August 27, 1999 between you and Viatel (the "Employment Agreement"), (ii) the Stockholders Agreement, dated as of August 27, 1999, among Stockholders (as defined therein), Parent, Viatel Acquisition Corp. and Destia Communications, Inc. and (iii) the Tolling Agreement, effective as of November 21, 2000, in their entirety and such agreements are of no further force and effect.

         As we have discussed, in addition to your resignation (as described above) Viatel desires to obtain (i) the Stockholders release of all claims against Viatel, (ii) a standstill agreement as provided herein, and (iii) the Stockholders agreement to maintain the confidentiality of business information of Viatel of which you have become aware during the course of your employment with Viatel and as a member of Parent's Board of Directors. You and the other Stockholders have agreed to the foregoing as consideration for Viatel's commitment to provide to you the benefits set forth in paragraph 2 below. Based on these considerations, the parties have mutually agreed as follows:

         1. RESIGNATION. Effective as of January 30, 2001 (the "Effective Date"), your resignation as a director, officer and employee of Parent and as a director or officer of each of Parent's subsidiaries is accepted.

         2. PAYMENTS AND BENEFITS. Parent will provide you with the following payments and benefits:

         (a) SEVERANCE PAYMENTS. On the Effective Date, Viatel (i) will cancel your existing note to Viatel in the amount of $234,000 (evidencing a loan originally made by Destia Communications, Inc. (now known as Viatel Communications, Inc.)), and (ii) will pay you two months' salary in addition to the salary that will be paid pursuant to section 2(b). The amounts specified in section 2(a)(ii) will be wired to an account specified by you in writing.


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         (b) SALARY. On the Effective Date, Viatel shall pay you a lump sum cash payment equal to the amount, if any, of accrued but unpaid base salary due to you pursuant to the Employment Agreement and in accordance with Viatel's normal payroll policies. These amounts shall be wired to an account specified by you in writing.

         (c) RESTRICTED STOCK. On the Effective Date, Viatel will vest the 32,000 shares of restricted stock granted to you in December 1999 and will deliver stock certificates representing such shares to you without any restricted legend or other impairment of their negotiability.

         (d) STOCK. On the Effective Date, Viatel will deliver to you and the other Stockholders stock certificates of Viatel representing in the aggregate 3,527,492 shares (the "Shares") without any restricted legend or other impairment of their negotiability in exchange for your and the other Stockholders share certificates in the same aggregate amount. By executing this Agreement, Viatel also hereby represents that there are no stop transfers in place, and no such transfer orders that would prevent you or the other Stockholders from selling, transferring, pledging, encumbering, assigning or otherwise disposing of the shares will be put in place.

         (e) SOFTWARE LICENSE/TRADENAME USE. Within twenty (20) days from the Effective Date, Viatel will deliver to you a license agreement pursuant to which Parent will license to you, on a nonexclusive, irrevocable, perpetual, worldwide basis, the software developed by Viatel to run its "Presto" prepaid product. In addition, within such twenty (20) day period, Parent will also deliver to you an agreement granting you a similar right to use the "Presto" tradename/trademark. Viatel will also negotiate in good faith with you an agreement to sell to you certain excess hardware and other assets, at a reasonable discounted price, that are necessary to enable you to operate a business utilizing the Presto prepaid product. Such agreements will not be subject to the confidentiality provisions contained in section 7 herein. In addition, until execution of the agreements described in this section, Viatel will continue to operate its existing Presto business.

         (f) BENEFIT PLAN PARTICIPATION. Viatel shall continue to maintain any health, disability, accidental death and disability, business travel and life insurance coverage and other health and benefit plans and programs to which you were entitled immediately prior to the date hereof, and Viatel will continue to pay the employer portion of the applicable premium through March 31, 2001, provided, however, that any such benefits or payments shall cease if you receive similar benefits from a subsequent employer. On or after such date, you may elect COBRA coverage for up to an 18-month period or such longer period as provided in COBRA, at your own expense. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefore) or to participate in any employee benefit programs of Viatel on or after the date hereof.

         (g) 401(K) RETIREMENT PLANS. You will be entitled to elect at any time on or after the Effective Date, a distribution of any vested accrued benefits under any 401(k), pension or other type of retirement plan sponsored or maintained by Viatel in accordance with the terms of such plans.



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         (h) DATA LINE. You will be entitled to retain one of the T-1 data lines that are currently in service at your home for a period of one year from the Effective Date at no cost to you.

         (i) NO OTHER COMPENSATION OR BENEFITS. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefor) or to participate in any employee benefit program of Viatel on or after the Effective Date.

         3.  STOCKHOLDERS' RELEASE.

         (a) Except as otherwise provided herein, in consideration of the payments and benefits provided to you under this Agreement, you and the other Stockholders hereby release and discharge Viatel, its affiliates and with respect to any actions, omissions, matter or events relating to Viatel or its affiliates, their respective partners, directors, officers, employees and agents (collectively, "Viatel Persons") from and against any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which the Stockholders ever had, now have or hereafter may have, against each or any of the Viatel Persons , including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith and fair dealing relative to your employment or any applicable labor or employer-employee statute, regulation or ordinance, whether federal, state or local (including, by way of specificity but not of limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, any amendments to such acts and any and all state and local discrimination laws)(the "Claims").

         Notwithstanding the foregoing,  the forgoing release shall not apply to
(i) any payment, compensations, benefits or other rights to which you are entitled under this Agreement; (ii) any and all rights to indemnification from Viatel (including expenses) provided in paragraph 15 herein or otherwise; and
(iii) any and all Claims that you and the other Stockholders may hereinafter have by reason of your or the other Stockholders' status as stockholders of Viatel that are tied to occurrences after the date of this Agreement.

         (b) SPECIFIC RELEASE OF ADEA CLAIMS. In consideration of the payments and benefits provided to you under this Agreement, you hereby release and forever discharge the Viatel Persons from any and all claims, actions and causes of action that you may have as of the date you sign this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by Viatel in connection with your termination to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA,
(ii) you have been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with any attorney of your choosing with respect thereto, and (iii) you are providing the release and discharge set forth in this Section 3(c) only in exchange for consideration in addition to anything of value to which you are already entitled.



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

         (c) You and the other Stockholders agree and understand that neither you nor the other Stockholders shall construe or treat any aspect of this Agreement as any admission of liability of any Viatel Persons.

         4.  VIATEL RELEASE.

         (a) The Viatel Persons jointly and severally, all and singularly, release and discharge you from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensations, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which any of the Viatel Persons ever had, now have or hereafter may have against you, including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith or fair dealing, all common law claims now existing or hereafter recognized, claims for negligence, breach of fiduciary duty, interference with actual or prospective contractual relations, misrepresentation, promissory estoppel, equitable estoppel, breach of contract or any other type of claim. Viatel does not waive or release any rights set forth in this Agreement.

         (b) It is agreed and understood that the Viatel Persons shall not construe or treat any aspect of this Agreement as any admission of liabilities on your part.

         5. STANDSTILL AGREEMENT. Stockholders' agrees that, until the earlier of two years after the Effective Date or until you, the other Stockholders or any other person or affiliate to which you or the other Stockholders transfer the Shares own in the aggregate less than 3% of Viatel's common stock on a fully diluted basis, neither you nor any of your affiliates will, directly or indirectly, unless in any such case specifically invited in writing to do so by the board of directors of Parent (i) individually or together with one or more persons or entities, acquire, offer to acquire or agree to acquire, or participate in the financing of any acquisition of, beneficial ownership of any securities of Parent entitled to vote in the general election of directors (other than securities distributed generally to all holders of a class of securities), or securities convertible into or exchangeable or exercisable for such securities (other than stock options) (collectively, "Securities"); (ii) initiate, propose, engage or otherwise participate in the solicitation of stockholders or their proxies for approval of one or more stockholder proposals (including, without limitation, the election of directors, any amendment to the charter or bylaws, or any business combination transaction) with respect to Parent; (iii) otherwise act alone or in concert with any other person or entity to seek to influence or control the management, board of directors, policies or affairs of Parent, or to solicit, propose or encourage any other person or entity with respect to any form of business combination transaction with Parent or any subsidiary of Parent, or to solicit, make or propose or encourage any other person or entity with respect to, or announce an intent to make, any tender offer or exchange offer for any Securities; (iv) request Parent or its board of directors, officers, employees or agents, to amend or waive, or seek any modification to, any provision of this section 5; or (v) take any action designed to, or which can reasonably be expected to, require Parent to make a public announcement regarding any of the matters referred to in this section 5. Notwithstanding the forgoing, the provisions of this section shall be reinstated during the two year period referred to above, if you or your affiliates increase share ownership in Parent to a level which is in excess of the 3% threshold.



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

         6. COOPERATION. From and after the date hereof, you will use all reasonable efforts to cooperate with Viatel and its respective directors, officers, attorneys and representatives in connection with the conduct of any action, proceeding, investigation or litigation involving Viatel, solely with respect to events or actions which occurred when you were employed by Viatel. In such matters, you agree to provide, in response to reasonable requests: (i) truthful testimony and information relating to Destia Communications, Inc. and its subsidiaries and affiliates; and (ii) any documents relating to such entities that may be in your possession, custody, or control (excluding privileged  communications  between  you  and  attorneys  retained  by  you  and excluding matters and claims arising under this Agreement and any indemnification contemplated by section 15), to Viatel and its respective directors, officers, attorneys, experts, or consultants in connection with any action, suit, proceeding, investigation, or litigation involving, or instituted by, or on behalf of, Viatel.

         7. CONFIDENTIALITY. You acknowledge that you have been provided access to information regarding Viatel (including, but not limited to, network design, sales records, operational systems, customer lists, costs and specifications of Viatel products and services, know-how, trade secrets, personnel information, research products, development plans or projects, investments, marketing and other company strategies and other proprietary information) which constitutes valuable, special and unique property of Viatel (the "Confidential
Information"). You agree that you will not, at any time or for any reason or purpose whatsoever, make use of, divulge or otherwise disclose, directly or indirectly, any of the Confidential Information to any person or use any of such information without Viatel's express prior written authorization, which may be withheld at Viatel's election; provided, however, that the foregoing limitation shall not apply to: (a) the extent as may be required by law; (b) comply with any legal process or subpoena (following advance notice to Viatel), (c) statements in response to authorized inquiry from a court or regulatory body (following advance notice to Viatel); (d) information generally known to the public or in the industries related to Viatel's business (other than through a breach of this Agreement); and (e) Confidential Information provided to you in connection with the grant of the license and tradename contemplated by section 2(e) above. Nothing herein shall prevent you from (i) using your general skills, general industry knowledge and experience, (ii) knowledge gained by you in connection with the development and operation of the product and related business being licensed to you as contemplated by section 2(e), and (iii) the use of the license contemplated by Section 2(e) to compete directly with Viatel for the provision of telecommunications services.

         8. NON-SOLICITATION. For a period of twenty-four (24) months from the Effective Date, you shall not to solicit, induce, counsel, advise or encourage either directly or indirectly, any employee of Viatel who is employed in an executive, managerial, professional or non-clerical administrative capacity to leave the employment of Viatel. In addition, you agree that you will not, either directly or indirectly, contact or attempt to contact any non-employee director of Parent for any reason or any employee director at other than their office number for any reason involving Viatel.

         9. NON-DISPARAGEMENT. You and Viatel will not at any time, and you and Viatel shall use their best efforts to ensure that the other Stockholders and Viatel Persons, respectively, will not at any time, make any statement, whether written or oral, or take any other action which is intended, or could reasonably be expected to, disparage, defame or harm the reputation (or otherwise cause


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adverse publicity) of the other parties. In no event shall any public statements be made about Viatel or Viatel Persons on the one hand and you and the other Stockholders on the other, without the prior written consent of Viatel or you, respectively. You and the other Stockholders also each agree that you will not assist in any litigation or investigation against Viatel or any Viatel Person, except as required by law.

         10. NON-DISCLOSURE. You, the other Stockholders and Viatel agree that the terms and conditions of this Agreement are confidential and that each will not, without the express prior written consent of Viatel or you, as applicable, in any manner publish, publicize, disclose or otherwise make known or permit or cause to be known such terms and conditions to anyone (other than such party's prospective or current lenders, financial advisors and legal advisors, who shall agree to be bound by this paragraph prior to disclosure of the terms and conditions hereof to such persons), except as required by law, rule or regulation of any self regulatory organization, including The Nasdaq, or in any proceeding to enforce the terms of this Agreement. Notwithstanding the foregoing, the parties hereto will agree upon a mutually agreeable press release concerning this Agreement.

         11. NO WAIVER. This Agreement constitutes the entire agreements and understandings among the parties and, effective immediately upon execution, supercedes any and all prior agreement or understanding, oral or written, between the parties, including, but not limited to your existing employment agreement with Parent and the Stockholders Agreement (except as specifically referred to herein). None of the provisions of this Agreement can be waived or modified except in writing signed by the parties. This Agreement shall be
binding   upon  and  inure  to  the  benefit  of  you  and  your  heirs,   legal
administrators and assigns and Viatel's successors and assigns (whether by merger, consolidation, purchase, reorganization, sale of stock, sale of assets, liquidation or otherwise). Furthermore, there are no agreements, covenants or understandings other than those contained herein except as govern the compensation and benefit plans and arrangements set forth herein.

         12. SEVERABILITY. If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby and (i) such provision shall be reformed to the minimum extent necessary to be valid while preserving the intent of the parties as expressed herein, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Neither such holding nor such reformation nor severance shall affect or impair the legality or enforceability of any other provision of this Agreement.

          13. REVOCATION. You and the other Stockholders acknowledge and agree that by signing this Agreement each of you understand that each of you voluntarily waives the right to revoke this Agreement during the seven (7) day period following the execution of this Agreement.

         14. RECOVERY OF CERTAIN COSTS. If Viatel fails to pay any amounts provided hereunder or any party otherwise breaches any provision of this Agreement, either in whole or in part, then the non-breaching party (Viatel in the case of a breach by any Stockholder and you in the event of a beach by Viatel) shall be entitled to recover from the other party, in addition to the


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recovery of its damages  and/or other relief,  any costs,  including  reasonable attorneys' fees, incurred or reasonably expected to be incurred in instituting, prosecuting or defending any action arising by reason of such failure or the breach of this Agreement.

         15. INDEMNIFICATION; D&O INSURANCE. (a) Viatel hereby agrees to indemnify you against any and all expenses (including attorney's fees and costs), liabilities, costs, damages, judgments, fines and amounts paid in settlement, actually and reasonably hereinafter incurred by you, to the fullest extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against you by reason of your performance as a director, officer, employee, consultant or agent of Viatel. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which you may be entitled under Viatel's By-laws or Certificate of Incorporation, and shall inure to the benefit of your heirs, executors and administrators. Any expenses (including reasonable attorney's fees and costs) incurred by you in connection with an event for which indemnification is provided hereunder shall be paid promptly by Viatel in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by you to repay such amount if it shall ultimately be determined that you are not entitled to be indemnified by Viatel as authorized by law.

         (b) Viatel hereby reaffirms that you shall continue to have those indemnification rights provided for, and for the periods specified in, section 5(j) of the Merger Agreement between Parent, Viatel Acquisition Corp. and Destia Communications, Inc. dated as of August 27, 1999.

         (c) Viatel shall not exclude you from coverage under any directors and officers insurance policy that it maintains generally for some or all of its directors and officers.

         16. TAX CONSEQUENCES. Viatel makes no representations or warranties with respect to the tax consequences of any consideration provided to you by Viatel under the terms of this Agreement nor otherwise. You shall be responsible for all income taxes and similar taxes and payments due to governmental authorities with respect to all consideration provided for hereunder which have not been deducted by Viatel.

         17. GOVERNING LAW AND CHOICE OF FORUM. PURSUANT TO TITLE 14 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT
(1) THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAW MAY GOVERN AND (2) THE FORUM FOR ANY DISPUTE HEREUNDER SHALL BE IN ANY FEDERAL AND/OR STATE COURT LOCATED IN NEW YORK COUNTY, AND THERE SHALL BE NO DEFENSE TO THE SELECTION OF SUCH FORUM BASED ON JURISDICTION, VENUE OR CONVENIENCE. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH JURISDICTION OR INCONVENIENT FORUM.

         PLEASE READ THIS AGREEMENT CAREFULLY. BY EXECUTING THIS AGREEMENT, EACH OF THE STOCKHOLDERS WILL HAVE WAIVED ANY RIGHT IT MAY HAVE TO BRING A LAWSUIT OR


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MAKE ANY LEGAL CLAIM,  KNOWN OR UNKNOWN,  AGAINST  VIATEL OR ANY VIATEL  PERSONS
BASED ON ANY ACTIONS TAKEN BY VIATEL OR ANY VIATEL PERSONS ARISING FROM OR RELATED TO YOUR EMPLOYMENT WITH VIATEL OR THE TERMINATION OF SUCH EMPLOYMENT, UP TO THE DATE OF THE EXECUTION OF THIS AGREEMENT. WE RECOMMEND THAT YOU RETAIN LEGAL COUNSEL TO ADVISE YOU WITH RESPECT TO THE TERMS OF THIS AGREEMENT AND THE TERMINATION OF YOUR EMPLOYMENT WITH VIATEL.

          18. BINDING EFFECT. The parties understand that this Agreement is not binding upon the parties until each accepts it, which acceptance is to be evidenced by their respective execution on the signature page hereof.

          19. NOTICES. All notices, requests and demands to or upon the respective parties must be in writing and may be served by personal delivery, facsimile transmission or certified mail, return receipt requested. All such notices, requests and demands shall be deemed to be made upon receipt to any
Stockholder: at the address set forth above, and to Viatel at 685 Third Avenue, New York, New York 10017.











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The signature of the parties below signifies  their voluntary  acceptance of the terms hereof. Please execute below and return one copy of this Agreement.

Sincerely,

VIATEL, INC.


By:        /s/ Michael J. Mahoney
   ------------------------------------------
         Michael J. Mahoney
         Chairman and Chief Executive Officer


VIATEL ACQUISITION CORP.


By:        /s/ Michael J. Mahoney
   ------------------------------------------
         Michael J. Mahoney
         President


VIATEL COMMUNICATIONS, INC.
 (FORMERLY KNOWN AS DESTIA COMMUNICATIONS, INC.)


By:        /s/ Michael J. Mahoney
   ------------------------------------------
         Michael J. Mahoney
         President


Accepted and Agreed:


/s/ Alfred West
---------------------------------------------
Alfred West



/s/ Alfred West
---------------------------------------------
AT ECON LTD. PARTNERSHIP



/s/ Alfred West
---------------------------------------------
AT ECON LTD. PARTNERSHIP 2